EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into by and between Voyager Technologies, Inc. a Delaware corporation (“PubCo” and together with any other Subsidiaries or Affiliates as may employ Executive from time to time, and any successor(s) thereto, the “Company”) and Filipe De Sousa (the “Executive”) , effective as of the date of consummation of the initial public offering of PubCo’s Class A common stock (the “Effective Date”).

WHEREAS, the Executive is party to an Employment Agreement, by and between PubCo and the Executive, dated September 14, 2022 (as amended, the “Prior Agreement”), and the Company and the Executive intend to amend, restate and supersede the Prior Agreement in its entirety.

WHEREAS, the Company desires to continue to employ the Executive and the Company and the Executive desire to enter into an agreement embodying the terms of such continued employment, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.Employment Period. Effective upon the Effective Date, the Executive’s employment hereunder shall be for a term commencing on the Effective Date and will end upon the date of termination of this Agreement under Section 3 (the “Employment Period”). Notwithstanding the foregoing, the Executive’s employment with the Company is and shall be on an “at will” basis, subject to the provisions of Section 3.

2.Terms of Employment.
(a) Position and Duties.
i. Role and Responsibilities. During the Employment Period, the Executive shall serve as the Company’s Chief Financial Officer and shall perform such employment duties as are usual and customary for such position. The Executive shall report directly to the Company’s Chief Executive Officer (“CEO”). At the Company’s request, the Executive shall serve the Company and/or its Subsidiaries or Affiliates in other capacities in addition to the foregoing, consistent with the Executive’s position hereunder. If the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive’s compensation shall not be increased beyond that specified in Section 2(b) hereof. In addition, if the Executive’s service in one or more of such additional capacities is terminated, the Executive’s compensation, as specified in Section 2(b), shall not be diminished or reduced in any manner as a result of such termination provided that the Executive otherwise remains employed under the terms of this Agreement.

ii. Exclusivity. During the Employment Period, and excluding any periods of leave to which the Executive may be entitled, the Executive agrees to devote the Executive’s full business time and attention to the business and affairs of the Company. Notwithstanding the foregoing, during the Employment Period it shall not be a violation of this Agreement for the Executive to: (A) serve on boards, committees or similar bodies of charitable or nonprofit organizations, (B) fulfill limited teaching, speaking and writing engagements, (C) manage the Executive’s personal investments, and (D) engage in any of the activities as set forth on Exhibit A, in each case, so long as such activities do not individually or in the aggregate materially interfere or conflict with the performance of the Executive’s duties and responsibilities under this Agreement; provided, that with respect to the activities in subclauses (A) and/or (B), the Executive receives prior written approval from the Company’s Board of Directors (the “Board”). Executive agrees to observe and comply with the rules and policies of the Company as adopted by the Company from time to time, in each case as amended from time to time, as set forth in writing, and as delivered or made available to Executive.

iii. Principal Location. During the Employment Period, the Executive generally shall perform the services required by this Agreement remotely from Executive’s home office in Orange County, California (the “Principal Location”), provided, however, that the parties acknowledge and agree that the Executive may be required to travel to other locations as may be necessary to fulfill the Executive’s duties and responsibilities hereunder.

b. Compensation and Benefits.
i.Base Salary. Effective as of the Effective Date and during the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of four hundred and sixteen thousand ($416,000) per annum. The Base Salary shall be paid in accordance with the Company’s normal payroll practices for executive salaries generally, but no less often than monthly and shall be pro-rated for partial years of employment. The Base Salary may be reviewed in the discretion of the Board (or a subcommittee thereof), not less than annually.

ii.Annual Cash Bonus. For each calendar year ending during the Employment Period beginning with calendar year 2025, the Executive shall be eligible to earn a cash performance bonus (an “Annual Bonus”) under the Company’s bonus plan or program applicable to senior executives targeted at one hundred percent (100%) of Base Salary paid with respect to such year (the “Target Bonus”). The actual amount of any Annual Bonus shall be determined by the Board (or a subcommittee thereof) in its discretion, based on the achievement of individual and/or Company performance goals as determined by the Board (or a subcommittee thereof), and shall be pro-rated for any partial year of employment. Payment of the Annual Bonus shall be subject to the Executive’s continued employment through the payment date.

iii.Annual Equity Award(s). For each calendar year during the Employment Period beginning with calendar year 2026, the Executive shall be eligible to receive equity-based compensation awards, as determined by the Board (or a subcommittee thereof), from time to time. The Board or such subcommittee shall determine in its sole discretion the grant timing, amount, form(s) and mix, and such other terms and conditions (including vesting, exercise and settlement) applicable to any such annual equity-based compensation award, taking into account the Executive’s and the Company’s performance. Any such award shall be evidenced by a separate award agreement in a form prescribed by the Company, to be entered into by PubCo and the Executive.

iv.Benefits. During the Employment Period, the Executive (and the Executive’s spouse and/or eligible dependents to the extent provided in the applicable plans and programs) shall be eligible to participate in and be covered under the health and welfare benefit plans and programs maintained by the Company for the benefit of its employees from time to time, pursuant to the terms of such plans and programs including any medical, dental, vision, health savings accounts, limited purpose and dependent care flexible spending accounts, short- and long-term disability and life insurance plans and programs on the same terms and conditions as those applicable to similarly situated senior executives. In addition, during the Employment Period, the Executive shall be eligible to participate in any retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executive officers. Nothing contained in this Section 2(b)(iv) shall create or be deemed to create any obligation on the part of the Company to adopt or maintain any health, welfare, retirement or other benefit plan or program at any time or to create any limitation on the Company’s ability to modify or terminate any such plan or program.

v.Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in connection with the performance of the Executive’s duties under this Agreement in accordance with the policies, practices and procedures of the Company provided to employees of the Company.

vi.Fringe Benefits. During the Employment Period, the Executive shall be eligible to receive such fringe benefits and perquisites as are provided by the Company to its employees from time to time, in accordance with the policies, practices and procedures of the Company, and shall receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide to its senior executive officers.

vii.Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its employees, as in effect from time to time.

3.Termination of Employment.
a.Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. Either the Company or the Executive may terminate the Executive’s employment in the event of the Executive’s Disability during the Employment Period.

b.Termination by the Company with or without Cause. The Company may terminate Executive’s employment without Cause. The Company may terminate the Executive’s employment during the Employment Period immediately for Cause upon written notice to the Executive setting forth in reasonable detail the nature of the Cause.

c.Termination by the Executive with or without Good Reason. Executive may resign Executive’s employment with the Company for any reason other than Good Reason or for no reason. Notwithstanding anything to the contrary in this Section 3, the Executive may terminate the Executive’s employment during the Employment period for Good Reason upon written notice to the Company.

d.Notice of Termination. Any termination of employment (other than due to the Executive’s death), shall be communicated by a Notice of Termination to the other parties hereto given in accordance with Section 13(b). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

e.Termination of Offices and Directorships; Return of Property. Upon termination of the Executive’s employment for any reason, unless otherwise specified in a written agreement between the Executive and the Company, the Executive shall be deemed to have resigned from all offices, directorships, and other employment positions if any, then held with the Company, and shall take all actions reasonably requested by the Company to effectuate the foregoing. In addition, upon the termination of the Executive’s employment for any reason, the Executive agrees to return to the Company all documents of the Company and its Affiliates (and all copies thereof) and all other Company or Company Affiliate property that the Executive has in the Executive’s possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that the Executive knows contain or embody any proprietary or confidential information of the Company or an Affiliate of the Company (and all reproductions thereof),(ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, Company credit cards, phone cards, entry cards, identification badges and keys, and(iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its Affiliates and any information received from the Company or any of its Affiliates regarding third parties.

4. Obligations of the Company upon Termination.
a.Accrued Obligations; Equity Awards.
i. If the Executive’s employment under this Agreement terminates during the Employment Period for any reason, the Company will pay or provide to the Executive: (i) any earned but unpaid Base Salary and accrued vacation time through the Date of Termination, (ii) reimbursement of any business expenses incurred by the Executive prior to the Date of Termination that are reimbursable in accordance with Section 2(b)(v), (iii) any unpaid annual bonus earned by Executive for the year prior to the year in which the Date of Termination occurs and as yet unpaid, and (iv) any vested amounts due to the Executive under any plan, program or policy of the Company (together, the “Accrued Obligations”). The Accrued Obligations described in clauses (i) – (iii) of the preceding sentence shall be paid within thirty(30) days after the Date of Termination (or such earlier date as may be required by applicable law) and the Accrued Obligations described in clause (iv) of the preceding sentence shall be paid in accordance with the terms of the governing plan or program.
ii. Except as set forth in Section 4(b)(ii) below, each outstanding equity or equity-based award granted to the Executive by PubCo that is outstanding and, if applicable, unexercised as of the Date of Termination shall be governed by the applicable award agreement evidencing such award.
b. Qualifying Termination. Subject to Sections 4(d), 4(f) and 13(d), and the Executive’s continued compliance with the provisions of Sections 7 and 8, if the Executive’s employment with the Company is terminated during the Employment Period due to a Qualifying Termination, then in addition to the Accrued Obligations:
i. Cash Severance. The Company shall pay the Executive an amount equal to twelve (12) months of the Executive’s Base Salary plus the accrued bonus for the year in which such Qualifying Termination occurs, as reasonably determined by the Board (or a subcommittee thereof) (the “Severance”). The Severance shall be paid in substantially equal installments in accordance with the Company’s normal payroll practices over the twelve (12)-month period following the Date of Termination, but shall commence on the first (1st) normal payroll date following the sixtieth (60th) day following the Date of Termination, and amounts otherwise payable prior to such first (1st) payroll date shall be paid on such date without interest thereon.

c. Death or Disability. If the Executive’s employment with the Company terminates as a result of the Executive’s death or Disability, then the Executive (or the Executive’s estate) shall receive the Accrued Obligations.

d. Release. Notwithstanding the foregoing, it shall be a condition to the Executive’s (or the Executive’s estate’s) right to receive the amounts provided for in Section 4(b) that the Executive (or the Executive’s estate, if applicable) execute and deliver to the Company an effective release of claims in substantially the form attached hereto as Exhibit B (the “Release”) and the Release becomes irrevocable within thirty (30) days (or, to the extent required by law, fifty-two (52) days) following the Date of Termination.
e. Other Terminations. Except as otherwise set forth in a written agreement by and between the Executive and the Company, if the Executive’s employment is terminated for any reason not described in Section 4(b) or 4(c), the Company will pay the Executive only the Accrued Obligations.

f. Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments or benefits payable under this Section 4, shall be paid to the Executive during the six (6)-month period following the Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first (1st) day of the seventh (7th) month following the date of Separation from Service (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of the Executive’s death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period.

g.Exclusive Benefits. Except as expressly provided in this Section 4 and subject to Section 5, the Executive shall not be entitled to any additional payments or benefits upon or in connection with the Executive’s termination of employment.

5. Non-Exclusivity of Rights. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

6. Excess Parachute Payments; Limitation on Payments.
a.Best Pay Cap. Notwithstanding any other provision of this Agreement, if any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits under Section 4, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, the Total Payments shall be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). If the Total Payments are so reduced, the Company shall reduce or eliminate the Total Payments (A) by first reducing or eliminating the portion of the Total Payments which are not payable in cash (other than that portion of the Total Payments subject to clause (C)), (B) then by reducing or eliminating cash payments (other than that portion of the Total Payments subject to clause (C)) and (C) then by reducing or eliminating the portion of the Total Payments (whether payable in cash or not payable in cash) to which Treasury Regulation § 1.280G-1 Q/A 24(c) (or successor thereto) applies, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time.

b.Certain Exclusions. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

7. Restrictive Covenants. The Executive acknowledges that the Company and its Affiliates are engaged in businesses which make it crucial for them to develop and retain trade secrets and other confidential information and that the Executive will develop and learn such information in the course of his employment. In light of these facts and in consideration of the Executive’s continued employment with the Company and the Company’s agreement to compensate the Executive on the terms set forth in Section 2(b), the Executive covenants and agrees as follows:

a.Covenant to Protect Confidential Information. The Executive shall protect all Confidential Information (as defined below) at all times, both during and after the Employment Period, and shall not disclose to any Person or otherwise use any Confidential Information, except in accordance with this Agreement.
(i)The Executive has and will continue to receive and otherwise be exposed, directly and indirectly, to confidential and proprietary information of the Company whether in graphic, written, electronic or oral form, including without limitation information relating to the Company’s business, strategies, designs, products, services and technologies and any derivatives, improvements and enhancements relating to any of the foregoing, or to the Company’s suppliers, customers or business partners (collectively “Confidential Information”). Confidential Information may be identified at the time of disclosure as confidential or proprietary information which by its context would reasonably be deemed to be confidential or proprietary. “Confidential Information” includes (a) those portions of computer software programs, codes and related information used by any of the Company and its Affiliates which have been customized for use in the business of any of the Company and its Affiliates; (b) data, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned building and sales methods and processes, customer lists, contractor and subcontractor lists, price lists, market studies, business plans, computer software and programs and any other information, however documented, of the Company or an Affiliate that is a trade secret under applicable law; (c) any and all information concerning the business and affairs of the Company or an Affiliate (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and contractors, and personnel training and techniques and materials), however documented; and (d) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company or an Affiliate containing or based, in whole or in part, on any information included in the foregoing. “Confidential Information” may also include without limitation (a)(i) unpublished patent disclosures and patent applications and other filings, know-how, trade secrets, works of authorship and other intellectual property, as well as any information regarding ideas, Inventions (as defined in Section 8(a)), technology, and processes, including without limitation assays, sketches, schematics, techniques, drawings, designs, descriptions, specifications and technical documentation, (ii) specifications, protocols, models, designs, equipment, engineering, algorithms, software programs, software source documents, formulae, (iii) information concerning or resulting from any research and development or other project, including without limitation, experimental work, product development plans, regulatory compliance information, and research, development and regulatory strategies, and(iv) business and financial information, including without limitation purchasing, procurement, manufacturing, customer lists, information relating to investors, employees, business and contractual relationships, business forecasts, sales and merchandising, business and marketing plans, product plans, and business strategies, including without limitation information the Company provides regarding third parties, such as, but not limited to, suppliers, customers, employees, investors, or vendors; and (b) any other information, to the extent such information contains, reflects or is based upon any of the foregoing Confidential Information. Confidential Information may also include information of a third party that is disclosed to the Executive by the Company such third party at the Company’s direction.
(ii)The Executive acknowledges the confidential and secret character of Confidential Information, and agrees that Confidential Information is the sole, exclusive and valuable property of the Company. Accordingly, except as expressly provided in Section 7(a)(iii) below, the Executive agrees not to use Confidential Information except in the performance of the Executive’s authorized duties as an employee of the Company, and not to disclose any Confidential Information in any form to any third party, either during or after the term of the Executive’s employment, without the prior written consent of the Company on a case-by-case basis. Upon termination of the Executive’s employment, the Executive agrees to cease using and to return to the Company all whole and partial copies and derivatives of the Confidential Information, whether in the Executive’s possession or under the Executive’s direct or indirect control, provided that the Executive is entitled to retain the Executive’s personal copies of (a) the Executive’s personal compensation records that do not contain any other Confidential Information, including any compensation information pertaining to any other Person, (b) materials distributed to stockholders generally, and (c) this Agreement. The Executive understands that the Executive’s obligations of nondisclosure with respect to Confidential Information shall not apply to information that the Executive can establish by competent proof (x) was actually in the public domain at the time of disclosure or enters the public domain following disclosure other than as a result of a breach of this Agreement, (y) is already in the Executive’s possession without breach of any obligations of confidentiality at the time of disclosure by the Company as shown by the Executive’s files and records immediately prior to the time of disclosure, or (z) is obtained by the Executive from a third party not under confidentiality obligations and without a breach of any obligations of confidentiality. If the Executive becomes compelled by law, regulation (including without limitation the rules of any applicable securities exchange), court order, or other governmental authority to disclose the Confidential Information, the Executive shall, to the extent possible and permissible under applicable law, first give the Company prompt notice. The Executive agrees to cooperate reasonably with the Company in any proceeding to obtain a protective order or other remedy. If such protective order or other remedy is not obtained, the Executive shall only disclose that portion of such Confidential Information required to be disclosed, in the opinion of the Executive’s legal counsel. The Executive shall request that confidential treatment be accorded such Confidential Information, where available. Compulsory disclosures made pursuant to this section shall not relieve the Executive of the Executive’s obligations of confidentiality and non-use with respect to non-compulsory disclosures.
(iii)The Executive understands that nothing herein is intended to or shall prevent the Executive from (i) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government regulatory agency, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that the Executive has reason to believe is unlawful or (iii) prohibit Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). The Executive shall promptly notify the Company if the Executive learns of any possible unauthorized use or disclosure of proprietary information and shall cooperate fully with the Company to enforce its rights in such information.
(iv)The Executive acknowledges that the Company has provided the Executive notice of immunity rights under the Defend Trade Secrets Act, which states: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.”

b. Covenants Against Competition. The Executive specifically acknowledges that his employment with the Company has and will continue to enable him to acquire valuable information as to the nature and character of the businesses of the Company and its Affiliates. The Executive acknowledges and agrees that the covenants contained in this Section 7(b) are reasonable and necessary to protect the legitimate business interests of the Company and its

Affiliates, including their trade secrets, other Confidential Information and goodwill. Consequently:
i.The Executive shall not, except on behalf of the Company or an Affiliate of the Company, at any time during the term of the Executive’s employment, directly or indirectly, whether alone or with any other Person as a partner, officer, director, manager, employee, agent, shareholder, member, consultant, or otherwise, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, or render management, marketing, sales, operational, strategic, or technical services or advice to, any Competitive Business; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any Competitive Business (but without otherwise participating in the activities of such Competitive Business) if such securities have been registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.
ii.The Executive shall not, except on behalf of the Company or an Affiliate of the Company, at any time during the term of the Executive’s employment, directly or indirectly, whether alone or with any other Person as a partner, officer, director, manager, employee, agent, shareholder, member, consultant, or otherwise:
1.Induce or attempt to induce any employee of the Company or its Affiliates to leave the employ of the Company or its Affiliates; or
2.Solicit for employment any employee of the Company or its Affiliates or any Person employed by the Company or its Affiliates with whom the Executive had contact during the six (6) months prior to the Executive’s Date of Termination.
iii. The Executive shall not, except on behalf of the Company or an Affiliate of the Company, at any time during the term of the Executive’s employment and within the Restricted Territory, directly or indirectly, whether alone or with any other Person as a partner, officer, director, manager, employee, agent, shareholder, member, consultant, or otherwise:
1.In any way interfere with the business relationship between the Company or its Affiliates and any employee of the Company or its Affiliates; or
2.Induce or attempt to induce any Company Customer to cease doing business with the Company or its Affiliates, or in any way interfere with the business relationship between any Company Customer and the Company or its Affiliates.
c. Non-Disparagement. Except as otherwise provided in Sections 7(a)(iii) and (iv), the Executive agrees and covenants that the Executive will not make, publish, or communicate defamatory or disparaging remarks, comments, or statements concerning any of the Company or its Affiliates’ products or services. The Executive agrees and covenants that the Executive will not at any time make, publish, or communicate to any Person or in any public forum any maliciously false remarks, comments, or statements concerning the Company or its Affiliates, or any of its employees, officers, existing and prospective customers, suppliers, investors, and other associated third parties, now or at any time in the future. For the avoidance of doubt, this Section 7(c) does not restrict or impede the Executive from exercising any rights to communicate with securities regulators or any other administrative or regulatory agency to report suspected unlawful conduct, or rights to discuss or disclose information regarding a sexual assault or sexual harassment dispute arising after the date of this Agreement.
d. Tolling. The period of any restrictive covenant set forth in this Agreement (including, without limitation, any non-competition or non-solicitation obligation) shall be extended by the length of any period during which the Executive is found to be in breach of such covenant, so that the Company receives the full benefit of the agreed-upon duration of the restriction. The tolling shall continue until the breach has been cured and the Executive is in full compliance with the applicable provision.
8. Inventions and Copyrights.
a.Inventions. The Executive shall disclose promptly to the Company (which will receive it in confidence), and only to the Company, any invention or idea of the Executive (developed alone or with others) conceived or made during his employment with the Company or within six (6) months following the Executive’s employment termination date in the course of the Executive’s employment by the Company or in any way connected with the Executive’s employment or related to the Company’s business, research or development, or demonstrably anticipated research or development (“Inventions”). The Executive assigns to the Company any such invention or idea, and will cooperate with the Company and sign all documents deemed necessary by the Company to enable it to obtain, maintain, protect, and defend patents covering such inventions and ideas and to confirm the Company’s exclusive ownership of all rights in such inventions, ideas, and patents, and irrevocably appoints the Company as his agent to execute and deliver any assignments or documents that the Executive fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable. This constitutes the Company’s written notification that the disclosure requirement and assignment provided in this Section 8(a) does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Executive’s own time, unless (a) the invention relates (i) directly to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Executive for the Company.
b.Work for Hire Acknowledgment; Assignment. The Executive acknowledges that the Executive’s work on and contributions to documents and other expressions in tangible media (collectively, “Works”) are within the scope of the Executive’s employment and part of the Executive’s duties and responsibilities for the Company and its Affiliates. The Executive’s work on and contributions to any Works will be rendered and made by the Executive for, at the instigation of, and under the overall direction of, the Company, and are and at all times will be regarded, together with any such Works, as “work made for hire” as that term is used in the United States copyright laws. Without limiting this acknowledgment, the Executive assigns, grants, and delivers exclusively to the Company all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals. The Executive shall execute and deliver to the Company, its successors and assigns, any assignments and documents that the Company requests for the purpose of establishing, evidencing, and enforcing or defending its complete, perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature, including all copyrights, in and to the Works, and the Executive constitutes and appoints the Company as its agent to execute and deliver any assignments or documents that the Executive fails or refuses to execute and deliver, this power and agency being coupled with an interest and being irrevocable.
9. Representations. The Executive hereby represents and warrants to the Company that (a) the Executive is entering into this Agreement voluntarily and that the performance of the Executive’s obligations hereunder will not violate any agreement between the Executive and any other person, firm, organization or other entity, or any policy, program or code of such other person, firm, organization or other entity person, and (b) the Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by the Executive’s entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement.
10. Successors.
a.This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive other than Executive’s rights to payment hereunder by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives. The Company may assign its rights and obligations under this Agreement to any of its Affiliates or to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise).
b.This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns.
11. Certain Definitions.
a.“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.
b.“Board” means the Board of Directors of PubCo.
c.“Cause” means the occurrence of any one or more of the following events as determined by the Board in its reasonable judgement:
i. the Executive’s conviction of (including plea of guilty or no-contest to) any felony or crime involving dishonesty or moral turpitude;
ii. the Executive’s violation of law, or act of fraud or dishonesty, in connection with his employment;
iii. the Executive's refusal or failure to comply with any lawful directive of the Company or any of its officers or directors that is not cured (if capable of cure) within ten (10) days after written notice to the Executive identifying the refusal or failure;
i. the Executive’s breach of his fiduciary duty or duty of loyalty to the Company or any of its Affiliates that is not cured (if capable of cure) within ten (10) days after written notice to the Executive identifying the breach;
ii. the Executive’s breach of this Agreement or any other contract with the Company or any of its Affiliates that is not cured (if capable of cure) within ten (10) days after written notice to the Executive identifying the violation; or
iii. the Executive’s violation of any applicable policy of the Company or any of its Affiliates that is not cured (if capable of cure) within ten (10) days after written notice to the Executive identifying the violation.
Notwithstanding anything to the contrary in the foregoing, no event shall constitute Cause unless the Company (A) provides written notice to the Executive identifying the circumstances that allegedly constitute Cause within thirty (30) days of the Company first becoming aware of such circumstances and (B) terminates Executive’s employment within thirty (30) days after the expiration of any applicable cure period.
d. “Change in Control” has the meaning set forth in the Plan.
e. “Code” means the Internal Revenue Code of 1986, as amended and the regulations thereunder.
f. “Company Customer” means any individual or entity who (i) is, or was at any time during the two (2) year period prior to the termination of the Executive’s employment with the Company, a customer, supplier, or vendor of the Company or its Affiliates of whom the Executive learned, with whom the Executive had business contact or about whom the Executive obtained Confidential Information (as defined above) at any time during the Executive’s employment with the Company, or (ii) is a prospective customer, supplier, or vendor of the Company or its Affiliates of whom the Executive learned, with whom the Executive had business contact, or about whom the Executive obtained Confidential Information as part of a solicitation of business on behalf of the Company or its Affiliates at any time during the two (2) year period prior to the Executive’s employment termination date.
g. “Competitive Business” means any Person engaged in the space exploration and/or defense industries or that offers any product or service that was being developed, marketed, offered, or provided by the Company at any time during the last two (2) years of Executive’s employment with the Company in the Restricted Territory.
f.“Date of Termination” means the date on which the Executive’s employment with the Company terminates, which, if Executive’s employment is terminated as a result of Executive’s death, will be the date of Executive’s death, and otherwise shall be the date specified in a Notice of Termination, which, other than in the case of a termination by the Company for Cause, shall be at least ninety (90) days following the date of the Notice of Termination; provided, however, that in the event that Executive delivers a Notice of Termination to the Company, the Company may, in its sole discretion, change the Date of Termination to any date that occurs on or following the date of Executive’s Notice of Termination and is prior to the Date of Termination specified in Executive’s Notice of Termination.
g.“Disability” means that the Executive has become entitled to receive benefits under an applicable Company long-term disability plan or, if no such plan covers the Executive, the Executive’s inability, due to physical or mental illness, to perform the essential functions of the Executive’s job, with or without a reasonable accommodation for one hundred and eighty (180) consecutive days.
h.“Good Reason” means the occurrence of any one or more of the following events without the Executive’s consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:
i.a material diminution in Executive’s authority, responsibilities, duties, or reporting relationship;
ii.a material reduction in Executive’s aggregate compensation, unless such reduction is concurrently made to the entire Company’s Executive Committee; or
iii.a material breach of any other material term of this Agreement.
Notwithstanding the foregoing, the Executive will not be deemed to have resigned for Good Reason unless (A) the Executive provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Executive to constitute Good Reason within thirty (30) days after the initial existence of the facts or circumstances constituting Good Reason, (B) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (C) the effective date of the Executive’s termination for Good Reason occurs no later than ninety (90) days after the initial existence of the facts or circumstances constituting Good Reason.
k. “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice unless as otherwise provided upon a termination for Good Reason).
l. “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, bank, or other entity.
m. “Plan” means Company’s 2025 Incentive Award Plan, as amended from time to time.

n. “Qualifying Termination” means a termination of the Executive’s employment (i) by the Company without Cause (other than by reason of the Executive’s death or Disability) or (ii) by the Executive for Good Reason..
o. “Restricted Territory” means the State of California and those states in which the Executive had material responsibility or knowledge for a Competing Business or Company Customer during the last two (2) years of the Executive’s employment.
p. “Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.
q. “Separation from Service” means a “separation from service” (within the meaning of Section 409A).
r. “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
12. Indemnification. The parties hereby acknowledge that in connection with the execution of this Agreement, they are entering into an Indemnification Agreement (the “Indemnification Agreement”), substantially in the form attached hereto as Exhibit C, which shall become effective as of the Effective Date.
13. Miscellaneous.
a.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
b.Notices.All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, sent by facsimile or email, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Executive: at the Executive’s most recent address on the records of the Company.
If to the Company:
c/o Head of Human Resources
1225 17th Street
Suite 1100
Denver, Colorado 80202
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
c. Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder.
d. Section 409A of the Code.
i. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with the Executive to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A; provided, however, that this Section 13(d) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.
ii. Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A. Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A. All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon the Executive’s Separation from Service.
iii. To the extent that any payments or reimbursements provided to the Executive under this Agreement are deemed to constitute compensation to the Executive to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

e. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

f. Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

g. No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

h. Compensation Recovery Policy. Executive acknowledges and agrees that, to the extent the Company adopts any claw-back or similar policy pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules and regulations promulgated thereunder (collectively, “Dodd-Frank”) or otherwise, he shall take all action necessary to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies reasonably necessary or appropriate to implement and/or enforce such policy with respect to past, present and future compensation, as appropriate).

i.Entire Agreement. As of the Effective Date, this Agreement, constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, by any member of the Company and its Affiliates, or representative thereof (including the Prior Agreement). Notwithstanding anything herein to the contrary, this Agreement and the obligations and commitments hereunder shall neither commence nor be of any force or effect prior to the Effective Date.

j. Arbitration.
i. Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”) between any two or more Persons Subject to Arbitration (as defined below), including any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to the Executive’s service or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute in accordance with the rules of JAMS pursuant to its Employment Arbitration Rules and Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/, and the Company will provide a copy upon the Executive’s request. Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims: (A) under a Company benefit plan subject to the Employee Retirement Income Security Act, as amended; or (B) as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration. Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator.

ii. “Persons Subject to Arbitration” means, individually and collectively,(A) the Executive, (B) any person in privity with or claiming through, on behalf of or in the right of the Executive, (C) the Company, (D) any past, present or future Affiliate, employee, officer, director or agent of the Company, and/or (E) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing.

iii. The arbitration shall take place before a single neutral arbitrator at the JAMS office in Denver, Colorado. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect. The arbitrator shall permit reasonable discovery. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction.

iv. THE EXECUTIVE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.

v. THE EXECUTIVE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

vi. This Section 13(j) shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate service disputes. To the extent any terms or conditions of this Section 13(j) would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 13(j). To the extent applicable law imposes additional requirements to allow enforcement of this Section 13(j), this Agreement shall be interpreted to include such terms or conditions.

K. Amendment; Survival. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto. The respective rights and obligations of the parties under this Agreement shall survive the Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations (including without limitation the covenants set forth in Sections 7 and 8).

L. Counterparts. This Agreement and any agreement referenced herein may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

Attachments:
Exhibit A: Exclusivity Carve-Outs
Exhibit B: Release
Exhibit C: Indemnification Agreement

EXHIBIT A

EXCLUSIVITY CARVE-OUTS

1.None.

EXHIBIT B1
GENERAL RELEASE

1.Release. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Voyager Technologies, Inc. (the “Company”), and the Company’s partners, Subsidiaries, associates, Affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act (“ADEA”) and the Americans With Disabilities Act.

2.Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 4(b) of that certain Employment Agreement, dated as of [ ], between the Company and the undersigned (the “Employment Agreement”), with respect to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between the undersigned and the Company or as a holder of any securities of the Company, (iii) with respect to Sections 2(b)(vii) or 4(a) of the Employment Agreement, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (vi) to any Claims which cannot be waived by an employee under applicable law or (vii) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

3.Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) the undersigned acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
___________________

1 Subject to revision for applicable law at time of termination.

4. Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

5. No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent it challenges the effectiveness of this release with respect to a claim under the ADEA.

6. No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

7. OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the ADEA. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:

i.the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;

ii.the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;
iii.the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;
iv.the Company advises the undersigned to consult with an attorney prior to executing this Release;
v.the undersigned has been given at least [twenty-one (21)]2 days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the [twenty-one (21)]-day period; and
vi.the undersigned may revoke this Release within seven (7) days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such seven (7)-day period. If the undersigned revokes this Release during such seven (7)-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before [5:00 p.m. Eastern time] on the seventh (7th) day after this Release is executed by the undersigned.
8. Acknowledgement. The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the undersigned with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts
9. Governing Law. This Release is deemed made and entered into in the State of California, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of California, to the extent not preempted by federal law.

IN WITNESS WHEREOF, the undersigned has executed this Release this day of
, .

_______________________________

_______________________
2NTD: Use 45 days in a group termination, and include information regarding terminated positions.

EXHIBIT C
INDEMNIFICATION AGREEMENT